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                                                                     Exhibit 5.1

                        [SHEARMAN & STERLING LETTERHEAD]



(212) 848-4000



                                                              July 23, 1999



VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands


Ladies and Gentlemen:


     We refer to the registration statement to be filed on Form F-1 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for American Depositary Receipts for ordinary shares, par value NLG .05 each of VersaTel Telecom International N.V.



     In that capacity, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies.

     We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America. In rendering the opinion expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the law of The Netherlands upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Stibbe Simont Monahan Duhot, Dutch counsel for the Company, of even date herewith, a copy of which is attached hereto.


     We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.


     This opinion may be delivered to Stibbe Simont Monahan Duhot which may rely on this opinion to the same extent as if such opinion were addressed to it.



     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.


                                        Very truly yours,



                                        SHEARMAN & STERLING